Exhibit 99.1

Keane Announces Third Quarter 2017 Financial and Operational Results

HOUSTON, Texas (November 1, 2017) - Keane Group, Inc. ("Keane" or the "Company") today reported third quarter 2017 financial results.

Results and Recent Highlights

•	Reported third quarter 2017 revenue of $477.3 million, compared to second quarter 2017 of $323.1 million

•	Reported third quarter 2017 net income of $4.1 million, compared to second quarter 2017 net loss of $11.9 million

•	Achieved third quarter 2017 Adjusted EBITDA of $71.6 million, compared to second quarter 2017 of $36.0 million

•	Averaged 24.7 deployed hydraulic fracturing fleets during third quarter 2017; exited quarter with 25 deployed fleets

•	Increased annualized Adjusted Gross Profit per fleet to $14.2 million, compared to second quarter 2017 of $10.5 million

Third Quarter 2017 Financial Results

Revenue for the third quarter of 2017 totaled $477.3 million, an increase of 48% compared to revenue for the second quarter of 2017 of $323.1 million. Reported net income for the third quarter of 2017 totaled $4.1 million, compared to a net loss of $11.9 million for the second quarter of 2017. Excluding one-time items and other adjustments further discussed below, net income for the third quarter of 2017 was $17.4 million, compared to net loss of $2.0 million for the second quarter of 2017.

Adjusted EBITDA for the third quarter of 2017 totaled $71.6 million, compared to $36.0 million for the second quarter of 2017. Adjusted Gross Profit for the third quarter of 2017 was $89.7 million, compared to $47.8 million for the second quarter of 2017.

Selling, general and administrative expenses for the third quarter of 2017 totaled $28.6 million, compared to $22.3 million for the second quarter of 2017. Excluding one-time items, selling, general and administrative expenses for the third quarter of 2017 totaled $17.5 million compared to $11.9 million for the second quarter of 2017.

“We delivered another strong quarter, including attractive sequential growth, the deployment of one additional fleet and the successful completion and integration of our RockPile acquisition,” said James Stewart, Chairman and Chief Executive Officer of Keane. “Robust demand for our services, along with strong activity across our operational footprint, has allowed us to achieve full utilization on our fleet with the deployment of a 26th hydraulic fracturing fleet in early October 2017. Our year to date results underscore the quality of our assets, the ability of our team to execute and the benefits of our approach to partnering with the most efficient customers, driving continued momentum into the fourth quarter and beyond.”

“Our financial performance continues to advance as evidenced by yet another quarterly stair-step sequential increase in our Adjusted EBITDA from $36 million to approximately $72 million, and attractive growth in our annualized Adjusted Gross Profit per fleet to $14.2 million,” said Greg Powell, President and Chief Financial Officer of Keane. “We have realized significant financial improvements and remain optimistic about the market backdrop and prospects. Leading-edge pricing, however, is not yet reflective of newbuild economics and we remain committed to maintaining capital discipline with regard to future growth.”

Completion Services

Revenue for Completion Services totaled $468.5 million for the third quarter of 2017, an increase of 45% compared to the second quarter of 2017 of $323.1 million, driven by contributions from the RockPile Energy Services, LLC ("RockPile") acquisition, an additional fleet deployment and price increases from contract re-openers on a portion of our portfolio. Keane averaged 24.7 deployed hydraulic fracturing fleets for the third quarter of 2017, of which, 81% was bundled with wireline. Keane exited the third quarter of 2017 with 25 hydraulic fracturing fleets deployed.

Adjusted Gross Profit in Completion Services totaled $87.9 million for the third quarter of 2017, compared to $47.8 million for the second quarter of 2017.

Annualized revenue per average deployed hydraulic fracturing fleet for the third quarter of 2017 was $75.9 million, compared to $70.6 million for the second quarter of 2017. Annualized Adjusted Gross Profit per fleet totaled $14.2 million, an increase of 36% as compared to $10.5 million for the second quarter of 2017.

Other Services

Revenue in Other Services for the third quarter of 2017 was $8.8 million, compared to zero for the second quarter of 2017. Financial results for Other Services during the third quarter of 2017 reflect further optimization of the cementing assets acquired as part of the RockPile acquisition.

As part of Keane’s ongoing portfolio management, the company executed the sale of 6 of its 12 workover rigs late in the third quarter of 2017, generating approximately $7 million of cash proceeds. Keane will continue to evaluate strategic alternatives with regard to its remaining workover assets.

Third Quarter 2017 One-Time Items and Other Adjustments

Adjusted EBITDA for the third quarter of 2017 excludes $13.3 million of one-time items, primarily comprised of acquisition and integration costs associated with the RockPile transaction, commissioning costs from the redeployment of an additional hydraulic fracturing fleet and non-cash stock compensation expense.

Balance Sheet and Capital

Total debt outstanding as of September 30, 2017 was $275.6 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $144.9 million as of June 30, 2017. Effective July 3, 2017, Keane entered into additional term loan financing of $131.1 million, net of unamortized debt discounts and unamortized deferred charges, to finance the cash portion of our RockPile acquisition.

As of September 30, 2017, cash and equivalents totaled $71.7 million, compared to $75.6 million as of June 30, 2017. Total available liquidity as of September 30, 2017 was approximately $217.8 million, which included availability under our asset-based credit facility. Total operating cash flow for the third quarter of 2017 was approximately $19.8 million.

“The conservative approach we take to running our business and maintaining our balance sheet is evident in our execution,” said Mr. Powell. “We remain disciplined with regard to acquisitions and portfolio management, as demonstrated through the recent sale of a portion of our workover assets. Our discipline, combined with our execution, position us to maximize shareholder value over the near and long-term.”

Fourth Quarter 2017 Outlook

Revenue for the fourth quarter of 2017 is expected to increase between 5% and 15% sequentially. The sequential growth in revenue is driven by contributions from an additional hydraulic fracturing fleet deployed in the third quarter and a second in October 2017, in addition to price increases from contract re-openers on a portion of our portfolio. Keane expects to exit the fourth quarter of 2017 at full utilization with 26 active hydraulic fracturing fleets.

Keane expects annualized Adjusted Gross Profit per fleet for its portfolio to increase to between $16 and $18 million on an exit-rate basis by the end of the fourth quarter of 2017, driven by constructive supply and demand dynamics. Keane continues to expect its portfolio of hydraulic fracturing fleets to progress from an average of $14.2 million in the third quarter of 2017 to these exit-rate margins ratably throughout the fourth quarter of 2017.

Cementing and workover operations together represent a current annual revenue on a run rate basis of $35 million to 40 million, with 15% to 20% gross margins. Keane intends to further evaluate these businesses with regard to opportunities for optimization and growth, including the potential to activate its remaining idle cementing assets.

Conference Call

On Thursday, November 2, 2017, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s third quarter 2017 results. Hosting the call will be James C. Stewart, Chairman and Chief Executive Officer and Gregory L. Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13671193. The replay will be available until November 16, 2017.

A copy of Keane’s prepared remarks will be posted prior to the call on Keane’s website under the Events and Presentations page at http://investors.keanegrp.com/events-and-presentations.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions, and cementing, as well as other value-added service offerings. Keane owns approximately 1.2 million hydraulic fracturing horsepower and 31 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S. shale basins including the Permian, Bakken, Marcellus/Utica, and SCOOP/STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the effects of the business combination of Keane and RockPile, including the combined Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the completion of the RockPile transaction; expected synergies and other benefits from the transaction and the ability of Keane to realize such synergies and other benefits; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Three Months Ended June 30,
	2017	2016(1)	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$477,302	$116,753	$323,136
Operating costs and expenses:
Cost of services	391,089	120,480	278,384
Depreciation and amortization	46,204	28,114	32,739
Selling, general and administrative expenses	28,592	9,218	22,337
(Gain) loss on disposal of assets	302	176	(5)
Total operating costs and expenses	466,187	157,988	333,455
Operating income (loss)	11,115	(41,235)	(10,319)
Other income (expenses):
Other income (expense), net	942	(470)	3,701
Interest expense	(7,195)	(9,962)	(4,349)
Total other expenses	(6,253)	(10,432)	(648)
Income (loss) before income taxes	4,862	(51,667)	(10,967)
Income tax (expenses)	(797)	—	(931)
Net income (loss)	4,065	(51,667)	(11,898)
Other comprehensive income (loss):
Foreign currency translation adjustments	64	(8)	31
Hedging activities	(178)	104	—
Total comprehensive income (loss)	$3,951	$(51,571)	$(11,867)

Net loss per share, basic	$0.04	NM	$(0.12)
Weighted average shares, basic	111,509	NM	103,013

(1)	Condensed Consolidated and Combined Financial Statements of Keane Group Holdings, LLC and Subsidiaries.
NM – Not measured as Keane Group, Inc. did not consummate its initial public offering ("IPO") until 1/25/2017.

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE (LOSS)
(in thousands, except per share data)

	For the Nine Months Ended September 30,
	2017	2016(1)
	(Unaudited)	(Unaudited)
Revenue	$1,040,591	$269,537
Operating costs and expenses:
Cost of services	893,465	273,364
Depreciation and amortization	109,316	71,943
Selling, general and administrative expenses	68,915	45,207
(Gain) loss on disposal of assets	(137)	(297)
Total operating costs and expenses	1,071,559	390,217
Operating (loss)	(30,968)	(120,680)
Other income (expenses):
Other income (expense), net	4,647	536
Interest expense	(51,905)	(28,407)
Total other expenses	(47,258)	(27,871)
(Loss) before income taxes	(78,226)	(148,551)
Income tax (expenses)	(1,862)	—
Net (loss)	(80,088)	(148,551)
Other comprehensive income (loss):
Foreign currency translation adjustments	108	57
Hedging activities	6	1,338
Total comprehensive (loss)	$(79,974)	$(147,156)

Net loss per share, basic	$(0.77)	NM
Weighted average shares, basic	104,496	NM

(1)	Condensed Consolidated and Combined Financial Statements of Keane Group Holdings, LLC and Subsidiaries.
NM – Not measured as Keane Group, Inc. did not consummate its IPO until 1/25/2017.

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

ASSETS	September 30,	December 31,
	2017	2016(1)
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$71,729	$48,920
Accounts receivable	219,166	66,277
Inventories, net	39,381	15,891
Assets held for sale	9,148	—
Prepaid and other current assets	19,415	14,618
Total current assets	358,839	145,706
Property and equipment, net	440,602	294,209
Goodwill	144,875	50,478
Intangible assets	59,314	44,015
Other noncurrent assets	5,597	2,532
Total Assets	$1,009,227	$536,940
LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$110,299	$48,484
Accrued expenses	124,066	42,892
Current maturities of capital lease obligations	2,575	2,633
Current maturities of long-term debt	1,396	2,512
Stock based compensation - current	4,281	—
Deferred revenue	10,009	—
Other current liabilities	1,525	3,171
Total current liabilities	254,151	99,692
Capital lease obligations, less current maturities	5,063	5,442
Long-term debt, net(2) less current maturities	274,172	267,238
Stock based compensation – non-current	4,281	—
Other non-current liabilities	6,607	2,316
Total non-current liabilities	290,123	274,996
Total liabilities	544,274	374,688
Owners’ equity:
Members’ equity	—	453,810
Stockholders’ equity	538,945	—
Retained (deficit)	(71,319)	(288,771)
Accumulated other comprehensive (loss)	(2,673)	(2,787)
Total owners’ equity	464,953	162,252
Total liabilities and owners’ equity	$1,009,227	$536,940

(1)	Condensed Consolidated and Combined Financial Statements of Keane Group Holdings, LLC and Subsidiaries.

(2)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended September 30,		Three Months Ended June 30,
	2017	2016	2017
Completion Services:
Revenues	$468,479	$115,694	$323,136
Cost of services	384,007	117,653	278,384
Gross profit	84,472	(1,959)	44,752
Depreciation, amortization and administrative expenses, and impairment	41,542	24,245	28,534
Operating income (loss)	$42,362	$(26,667)	$15,770

Average hydraulic fracturing fleets deployed	24.7	13.0	18.3
Average hydraulic fracturing fleet utilization	99%	57%	80%
Wireline - fracturing fleet bundling percentages	81%	46%	64%
Average annualized revenue per fleet deployed	$75,867	$35,598	$70,631
Average annualized adjusted gross profit per fleet deployed	$14,239	$255	$10,450
Adjusted gross profit	$87,926	$830	$47,807

Other Services (1):
Revenues	$8,823	$1,059	$—
Cost of services	7,082	2,827	—
Gross profit (loss)	1,741	(1,768)	—
Depreciation, amortization and administrative expenses, and impairment	1,586	630	1,254
Operating income (loss)	$1,055	$(2,398)	$(1,247)

Adjusted gross profit (loss)	$1,798	$(804)	$—
Number of working days - coiled tubing	NM	$73	NM
Revenue per working days - coiled tubing	NM	$15	NM

(1)	Other Services segment includes workover rigs and cementing divisions.
NM - Not meaningful to be disclosed.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	For the Nine Months Ended September 30,
	2017	2016
Completion Services:
Revenues	$1,031,768	$262,881
Cost of services	886,383	262,265
Gross profit	145,385	616
Depreciation, amortization and administrative expenses, and impairment	96,674	65,469
Operating income (loss)	$49,807	$(65,093)

Average hydraulic fracturing fleets deployed	19.5	9.6
Average hydraulic fracturing fleet utilization	78%	42%
Wireline - fracturing fleet bundling percentages	69%	49%
Average annualized revenue per fleet deployed	$70,548	$36,511
Average annualized adjusted gross profit per fleet deployed	$10,944	$2,510
Adjusted gross profit	$160,059	$18,071

Other Services (1):
Revenues	$8,823	$6,656
Cost of services	7,082	11,099
Gross profit (loss)	1,741	(4,443)
Depreciation, amortization and administrative expenses, and impairment	4,323	1,985
Operating (loss)	$(1,894)	$(6,428)

Adjusted gross profit (loss)	$1,798	$(3,479)
Number of working days - coiled tubing	NM	255
Revenue per working days - coiled tubing	NM	26

(1)	Other Services segment includes coiled tubing, workover rigs and cementing divisions.
NM - Not meaningful to be disclosed.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$42,362	$1,055	$(39,352)	$4,065
Interest expense, net	—	—	7,195	7,195
Income tax (benefits) expense	—	—	797	797
Depreciation and amortization	41,542	1,586	3,076	46,204
EBITDA	$83,904	$2,641	$(28,284)	$58,261
Plus Management Adjustments:
Acquisition, integration and expansion (1)	1,835	57	5,998	7,890
IPO-related (2)	—	—	98	98
Fleet commissioning costs	1,619	—	—	1,619
Non-cash stock compensation (3)	—	—	3,263	3,263
Other (4)	—	—	470	470
Adjusted EBITDA	$87,358	$2,698	$(18,455)	$71,601
Other income (expense)	—	—	(942)	(942)
(Gain) loss on disposal of assets	568	(900)	634	302
Selling, general and administrative	—	—	28,592	28,592
Less Management Adjustments not associated with Cost of Services	—	—	(9,829)	(9,829)
Adjusted gross profit	$87,926	$1,798	$—	$89,724

(1) Represents primarily professional fees, integration costs, lease termination costs, severance and other costs associated with our acquisition and integration of RockPile.
(2) Represents fees related to the organizational (legal entities) restructuring to ready the Company for its IPO. These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (“Plan”). According to the Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(4) Represents an adjustment to a contingent accrual and readiness costs associated with Keane’s initial internal controls design documentation for Sarbanes-Oxley compliance, using COSO 2013 framework, beginning in 2018. These costs were recorded in selling, general and administrative expenses. Also represents net (gain) loss on disposals of assets, which is recorded in (gain) loss on disposal of assets.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$15,770	$(1,247)	$(26,421)	$(11,898)
Interest expense, net	—	—	4,349	4,349
Income tax (benefits) expense	—	—	931	931
Depreciation and amortization	28,534	1,254	2,951	32,739
EBITDA	$44,304	$7	$(18,190)	$26,121
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	(1,194)	(1,194)
IPO-related (2)	—	—	109	109
Fleet commissioning costs	3,055	—	—	3,055
Non-cash stock compensation (3)	—	—	2,933	2,933
Other (4)	—	—	4,970	4,970
Adjusted EBITDA	$47,359	$7	$(11,372)	$35,994
Other income (expense)	—	—	(3,701)	(3,701)
(Gain) loss on disposal of assets	448	(7)	(445)	(4)
Selling, general and administrative	—	—	22,337	22,337
Less Management Adjustments not associated with Cost of Services	—	—	(6,819)	(6,819)
Adjusted gross profit	$47,807	$—	$—	$47,807

(1) Represents professional fees, integration costs, lease termination costs, severance, start-up and other costs associated with the acquisition and integration of RockPile and a one-time indemnification receipt related to the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P.
(2) Represents miscellaneous costs associated with the marketing of the IPO for Keane Group, Inc.
(3) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (“Plan”). According to the Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims. These costs were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2016
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$(26,667)	$(2,398)	$(22,602)	$(51,667)
Interest expense, net	—	—	9,962	9,962
Income tax (benefits) expense	—	—	—	—
Depreciation and amortization	24,245	630	3,239	28,114
EBITDA	$(2,422)	$(1,768)	$(9,401)	$(13,591)
Plus Management Adjustments:
Acquisition, integration and expansion (1)	(1,378)	225	1,607	454
IPO-related (2)	—	—	232	232
Fleet commissioning costs	4,167	739	—	4,906
Non-cash stock compensation (3)	—	—	(15)	(15)
Adjusted EBITDA	$367	$(804)	$(7,577)	$(8,014)
Other income (expense)	—	—	470	470
(Gain) loss on disposal of assets	463	—	(287)	176
Selling, general and administrative	—	—	9,218	9,218
Less Management Adjustments not associated with Cost of Services	—	—	(1,824)	(1,824)
Adjusted gross profit	$830	$(804)	$—	$26

(1) Represents professional fees, integration costs, lease termination costs, and other costs associated with the acquisition and integration of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its initial public offering and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expenses.
(3) Represents adjustments to the non-cash profit interests related to Keane Group Holdings, LLC in 2016. These costs were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$49,807	$(1,894)	$(128,001)	$(80,088)
Interest expense, net	—	—	51,905	51,905
Income tax (benefits) expense	—	—	1,862	1,862
Depreciation and amortization	96,674	4,323	8,319	109,316
EBITDA	$146,481	$2,429	$(65,915)	$82,995
Plus Management Adjustments:
Acquisition, integration and expansion (1)	1,835	57	5,786	7,678
IPO-related (2)	1,266	—	4,619	5,885
Fleet commissioning costs	11,574	—	197	11,771
Non-cash stock compensation (3)	—	—	7,334	7,334
Other (4)	—	—	5,031	5,031
Adjusted EBITDA	$161,156	$2,486	$(42,948)	$120,694
Other income (expense)	—	—	(4,647)	(4,647)
(Gain) loss on disposal of assets	(1,096)	(688)	1,647	(137)
Selling, general and administrative	—	—	68,915	68,915
Less Management Adjustments not associated with Cost of Services	—	—	(22,967)	(22,967)
Adjusted gross profit	$160,060	$1,798	$—	$161,858

(1) Represents primarily professional fees, due diligence expenses and other costs associated with the acquisition of RockPile, the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. and costs associated with the wind-down of certain other acquisitions.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its IPO and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expenses. Also represents one-time IPO bonuses paid out to key operational and corporate employees; recorded $1.3 million as cost of services for operations employees, while the remaining was recorded in selling, general and administration expenses. The bonuses were paid out during the first quarter of 2017.
(3) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (“Plan”). According to the Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims and readiness costs associated with Keane’s initial internal controls design documentation for Sarbanes-Oxley compliance, using COSO 2013 framework, beginning in 2018. These costs were recorded in selling, general and administrative expenses. Also represents net (gain) loss on disposals of assets, which is recorded in (gain) loss on disposal of assets.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2016
	Completion Services	Other Services	Corporate and Other	Total
	Completions	Other	Corporate	Consolidated
Net Income (loss)	$(65,093)	$(6,428)	$(77,030)	$(148,551)
Interest expense, net	—	—	28,407	28,407
Income tax (benefits) expense	—	—	—	—
Depreciation and amortization	65,469	1,985	4,489	71,943
EBITDA	$376	$(4,443)	$(44,134)	$(48,201)
Plus Management Adjustments:
Acquisition, integration and expansion (1)	13,155	225	24,580	37,960
IPO-related (2)	—	—	262	262
Fleet commissioning costs	4,299	739	—	5,038
Non-cash stock compensation (3)	—	—	1,826	1,826
Other (4)	—	—	(1,099)	(1,099)
Adjusted EBITDA	$17,830	$(3,479)	$(18,565)	$(4,214)
Other income (expense)	—	—	(536)	(536)
(Gain) loss on disposal of assets	239	—	(536)	(297)
Selling, general and administrative	—	—	45,207	45,207
Less Management Adjustments not associated with Cost of Services	—	—	(25,570)	(25,570)
Adjusted gross profit	$18,069	$(3,479)	$—	$14,590

(1) Represents primarily professional fees, integration costs, lease termination costs, severance, start-up and other costs associated with the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. We also incurred costs associated with the wind-down of our Canadian operations in the earlier months of 2016.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its IPO and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expenses.
(3) Represents recognition of the grants of non-cash profit interests related to Keane Group Holdings, LLC in 2016.
(4) Represents net (gain) loss from the disposals of assets, which is recorded in (gain) loss on disposal of assets.